UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

May 27, 2013

Date of report (Date of

earliest event reported)

ALLY FINANCIAL INC.

(Exact name of registrant as specified in its charter)

Commission file number: 1-3754

Delaware	38-0572512
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

200 Renaissance Center

P.O. Box 200 Detroit, Michigan

48265-2000

(Address of principal executive offices)

(Zip Code)

(866) 710-4623

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2013, John D. Durrett submitted his resignation from the Board of Directors of Ally Financial Inc. (the “Company”). Mr. Durrett was one of the United States Department of the Treasury (“Treasury”) designees to the Board, and was re-elected to an additional one-year term at the Company’s annual meeting on April 25, 2013. Treasury has the right to remove any director it has designated for election. Treasury asked Mr. Durrett to resign because it has a limited number of board seats and in order to designate Brian P. MacDonald to replace Mr. Durrett. Mr. MacDonald is expected to be appointed to the Audit Committee of the Board.

Mr. MacDonald is President and Chief Executive Officer of ETP Holdco Corporation. Prior to Energy Transfer Partners acquisition of Sunoco, Inc. in October 2012, Mr. MacDonald served as Chairman, President and Chief Executive Officer of Sunoco, Inc., a leading logistics and retail company based in Philadelphia, Pennsylvania, and Chairman of Sunoco Logistics Partners, L.P., a master limited partnership focused on the transport and storage of crude oil and refined petroleum products.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The election of Mr. MacDonald described in Item 5.02 above was effected by written consent of stockholders holding a majority of the outstanding common stock of the Company, dated May 30, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ally Financial Inc.
(Registrant)

Dated:	May 31, 2013	/s/ David J. DeBrunner
David J. DeBrunner
Vice President, Chief Accounting Officer and Controller